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                                                                    Exhibit 10aa







                              HUBBELL INCORPORATED


                            TOP HAT RESTORATION PLAN


                      (as amended, effective June 6, 2002)
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                              HUBBELL INCORPORATED

                            TOP HAT RESTORATION PLAN


                                Table of Contents

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                                                                         Page(s)
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ARTICLE I     PURPOSE.................................................      1

ARTICLE II    DEFINITIONS.............................................      1

ARTICLE III   ELIGIBILITY.............................................      2

ARTICLE IV    RETIREMENT BENEFITS.....................................      2

ARTICLE V     PAYMENT OF RETIREMENT BENEFITS..........................      3

ARTICLE VI    PRE-RETIREMENT SPOUSE'S EXCESS BENEFIT..................      4

ARTICLE VII   FUNDING.................................................      5

ARTICLE VIII  PLAN ADMINISTRATION.....................................      6

ARTICLE IX    AMENDMENT AND TERMINATION...............................      6

ARTICLE X     MISCELLANEOUS PROVISIONS................................      6

ARTICLE XI    CHANGE OF CONTROL.......................................      8

Exhibit A     Assumptions.............................................     11

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                                    ARTICLE I
                                     PURPOSE

1.1 The purpose of the Hubbell Incorporated Top Hat Restoration Plan (the "Plan") is to provide monthly supplemental retirement income for a select group of key executives of Hubbell Incorporated (the "Employer") by providing a benefit which supplements the retirement benefit payable under the Hubbell Incorporated Retirement Plan for Salaried Employees (the "Hubbell Retirement Plan"). This Plan is being established and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of
      Section 4021(b)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is intended to be an "excess benefit plan," as that term is defined in Section 3(36) of ERISA.


                                   ARTICLE II
                                   DEFINITIONS

2.1 "Beneficiary" shall mean the beneficiary or beneficiaries designated pursuant to the Hubbell Retirement Plan.

2.2   "Board of Directors" means the Board of Directors of Hubbell Incorporated.

2.3   "Code" means the Internal Revenue Code of 1986, as amended.

2.4 "Compensation Cap" means the limitation imposed on a Participant's annual compensation pursuant to Section 401(a)(17) of the Code.

2.5 "Compensation Committee" means the Compensation Committee of the Board of Directors.

2.6 "Defined Benefit Maximum" means the limitation imposed on a Participant's annual benefit pursuant to Section 415(b) of the Code.

2.7   "Effective Date" means May 1, 1993.

2.8 "Employee" means a person who is employed by the Employer on a regular, full-time basis.

2.9 "Employer" means Hubbell Incorporated, and its successor, and any of its subsidiaries so designated by the Board of Directors.

2.10 "Key Executive" means an Employee (other than an employee participating in the Hubbell Incorporated Supplemental Executive



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      Retirement Plan) so designated by the Compensation Committee and as to whom the Compensation Committee has not withdrawn such designation.


2.11  "Participant" has the meaning set forth in Section 3.1 hereof.

2.12 "Retirement" means retirement by a Participant under the Hubbell Retirement Plan, and includes Early Retirement, Normal Retirement, Late Retirement, Deferred Vested Retirement and Disability Retirement, all as defined therein.

2.13 "Service" means a Participant's Service pursuant to Article 3 of the Hubbell Retirement Plan.

2.14 "Spouse" shall mean the person to whom the Participant was lawfully married for at least one (1) year on the Participant's actual date of Retirement from the Employer.


                                   ARTICLE III
                                   ELIGIBILITY

3.1 Each Key Executive of the Employer whose compensation exceeds the Compensation Cap in Section 401 (a)(17) of the Code shall be a Participant in the Plan. Key Executives shall continue to be Participants until they are no longer entitled to retirement or deferred vested benefits under the Hubbell Retirement Plan or they are no longer entitled to Retirement Benefits under this Plan, whichever is earlier.

3.2 Each Participant shall be eligible to accrue benefits under this Plan for any period that his benefit accrued for such period under the Hubbell Retirement Plan is subject to limitations on benefits and contributions imposed by the applicable sections of the Code (including, without limitation, the Compensation Cap and the Defined Benefit Maximum).


                                   ARTICLE IV
                               RETIREMENT BENEFITS

4.1   A Participant's Retirement Benefit under this Plan shall be the excess of

      (i) the applicable Early, Normal, Late, Deferred Vested or Disability Retirement benefit to which the Participant is entitled pursuant to the applicable formula set forth in the Hubbell Retirement Plan as if the calculation were performed without consideration of the Compensation Cap and Defined Benefit Maximum, over



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      (ii)  the amount to which the Participant is entitled under the Hubbell
            Retirement Plan.

4.2 Subject to Article X of this Plan, Retirement Benefits available under this Plan will be paid in the same form as the Participant has elected for payment of the underlying retirement benefits under the Hubbell Retirement Plan, and Retirement Benefit payments under this Plan shall be made in the same manner as elected by the Participant under the Hubbell Retirement Plan; provided, however, that notwithstanding any such election made under the Hubbell Retirement Plan, if the Actuarial Equivalent Value (as defined in and determined under Section 1.02 of the Hubbell Retirement Plan) of the Retirement Benefits payable to the Participant under this Plan is Ten Thousand Dollars ($10,000) or less at the time such Retirement Benefits are payable under this Plan, such Retirement Benefits shall be payable as a lump sum. In addition, Retirement Benefits are payable under the same circumstances and with the same restrictions (other than payment limits) as benefit payments under the Hubbell Retirement Plan.


                                    ARTICLE V
                         PAYMENT OF RETIREMENT BENEFITS

5.1 All Retirement Benefits hereunder shall be payable in monthly installments equal to one-twelfth (1/12th) of the annual amounts determined under this Plan; provided, however, that any portion of the Retirement Benefits payable under this Plan as a lump sum shall be paid sixty (60) days after the date when payments of the same Retirement Benefits under this Plan, if payable in the form of an annuity, would otherwise commence, or as soon as practicable thereafter, provided the Compensation Committee has approved such payment. Any such lump sum distribution of a Participant's or Beneficiary's Retirement Benefits under this Plan shall fully satisfy all present and future Plan liability with respect to such Participant or Beneficiary for such portion or all of such Retirement Benefits so distributed.

5.2 If paid in the form of an annuity, a Participant's Retirement Benefit, if any, hereunder shall be payable for the life of the Participant, commencing on the fifteenth (15th) day of the month commencing after the Participant's actual Retirement date under the Hubbell Retirement Plan (or any successor defined benefit pension plan). The Participant's last payment of Retirement Benefits hereunder shall be made on the fifteenth
      (15th) day of the month in which the Participant dies, unless the Participant has designated an eligible Beneficiary at his date of death with respect to benefits under the Hubbell Retirement Plan, in which case survivor benefit


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      payments shall be made to said Beneficiary in accordance with the
      Participant's election regarding payment in such circumstances under the Hubbell Retirement Plan; provided, however, that notwithstanding any such election made under the Hubbell Retirement Plan, if the Actuarial Equivalent Value (as defined in and determined under Section 1.02 of the Hubbell Retirement Plan) of the Retirement Benefits payable under this Plan to the eligible Beneficiary is Ten Thousand Dollars ($10,000) or less at the time such Retirement Benefits are payable under this Plan, such Retirement Benefits shall be payable as a lump sum. In the event that the Participant has no such eligible Beneficiary at the time of his death, the amount, if any, payable under this Plan shall be distributed to the person or persons who would otherwise be entitled to receive a distribution of the Participant's benefits under the Hubbell Retirement Plan.


                                   ARTICLE VI
                     PRE-RETIREMENT SPOUSE'S EXCESS BENEFIT

6.1 If a married Participant dies prior to his Annuity Starting Date (as defined in Section 1.05 of the Hubbell Retirement Plan), leaving a surviving Spouse entitled to receive a Pre-Retirement Spouse's Retirement Benefit pursuant to Section 4.08 of the Hubbell Retirement Plan, such surviving Spouse shall be entitled to receive a Pre-Retirement Spouse's Excess Benefit under this Plan equal to the difference between

      (i) the Pre-Retirement Spouse's Retirement Benefit to which the Spouse is entitled under the Hubbell Retirement Plan and

      (ii) the amount to which the Spouse would be entitled if the calculation of the Pre-Retirement Spouse's Retirement Benefit were performed without consideration of the Compensation Cap and Defined Benefit Maximum.

6.2 Any Pre-Retirement Spouse's Excess Benefit available under this Plan shall be payable in the same form and manner as the Pre-Retirement Spouse's Retirement Benefit is paid under the Hubbell Retirement Plan, commencing on the fifteenth (15th) day of the month in which payment of the Pre-Retirement Spouse's Retirement Benefit under the Hubbell Retirement Plan commences and terminating on the fifteenth (15th) day of the month in which the Spouse's death occurs; provided, however, that any portion of the Pre-Retirement Spouse's Excess Benefit payable under this Plan as a lump sum shall be paid sixty (60) days after the date when payments of the same benefits under this Plan, if payable in the form of an annuity, would otherwise commence, or as soon as practicable thereafter, provided the Compensation Committee has approved such payment; and provided, further, that notwithstanding the above or any election made


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      under the Hubbell Retirement Plan, if the Actuarial Equivalent Value
      (as defined in and determined under Section 1.02 of the Hubbell Retirement
      Plan) of the Pre-Retirement Spouse's Excess Benefit payable under this Plan to the eligible Spouse is Ten Thousand Dollars ($10,000) or less at the time such Pre-Retirement Spouse's Excess Benefit is payable under this Plan, such Pre-Retirement Spouse's Excess Benefit shall be payable as a lump sum. Any such lump sum distribution of a Pre-Retirement Spouse's Excess Benefit under this Plan shall fully satisfy all present and future Plan liability with respect to such Spouse for such portion or all of such benefits so distributed.


                                   ARTICLE VII
                                     FUNDING

7.1 Benefits under this Plan shall not be prefunded, but shall be paid by the Employer as and when they become due as provided herein. No Retirement Benefit payable hereunder shall be considered segregated funds and all such amounts shall, at all times prior to the payment of the same, be and continue to be the property of the Employer, commingled with its other assets and available to satisfy the claims of the general creditors of the Employer. A Participant's, Beneficiary's and/or Spouse's interests in benefits under this Plan shall only be those of unsecured creditors of the Employer.


                                  ARTICLE VIII
                               PLAN ADMINISTRATION

8.1 The general administration of this Plan and the responsibility for carrying out the provisions hereof shall be vested in the Compensation Committee. The Compensation Committee may adopt, subject to the approval of the Board of Directors, such rules and regulations as it may deem necessary for the proper administration of this Plan, and its decision in all matters shall be final, conclusive, and binding.


                                   ARTICLE IX
                            AMENDMENT AND TERMINATION

9.1 The Board of Directors reserves in its sole and exclusive discretion the right at any time and from time to time to amend this Plan in any respect or terminate this Plan without restriction and without the consent of any Participant, Beneficiary or Spouse; provided, however, that no amendment or termination of this Plan shall impair the right of any Participant, Beneficiary or Spouse to receive benefits earned and accrued hereunder prior to such amendment or termination. The Board of Directors shall not


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      terminate this Plan solely to accelerate benefits earned and accrued hereunder. Any amounts not currently payable to a Participant, Beneficiary or Spouse shall revert to the Employer in the event of termination of the Plan.


                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

10.1 No Guarantee of Employment. Nothing contained herein shall be deemed to give any individual the right to be retained in the service of the Employer or to interfere with the rights of the Employer to discharge any individual at any time, with or without cause.

10.2 Non-Alienation of Benefits. No Retirement Benefit payable hereunder may be assigned, pledged, mortgaged or hypothecated and, to the extent permitted by law, no such Retirement Benefit shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same. Notwithstanding any provision herein to the contrary, the Employer may, as the Compensation Committee in its sole and absolute discretion shall determine, offset any amount to be paid to a Participant, Beneficiary or Spouse hereunder against any amounts which such Participant may owe to the Employer or a subsidiary of the Employer.

10.3 Payment to Incompetents. If a Participant, Beneficiary or Spouse entitled to receive any benefit hereunder is deemed by the Compensation Committee or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for such benefit, such payments shall be paid to such person or persons as the Compensation Committee shall designate or to the person's duly appointed guardian. Such payments shall, to the extent made, be deemed a complete discharge for such payments under this Plan.

10.4 Loss of Benefits. At the sole discretion of the Compensation Committee, and after written notice to the Participant, Beneficiary, or Spouse, as the case may be, rights to receive any benefit under this Plan may be forfeited, suspended, reduced or terminated in cases of gross misconduct by the Participant which is reasonably deemed to be prejudicial to the interests of the Employer or a subsidiary of the Employer, including but not limited to the utilization or disclosure of confidential information for gain or otherwise.

10.5 Noncompetition. A Participant shall forfeit for himself and his Beneficiary or Spouse any and all benefits pursuant to this Plan if said Participant violates the notice provision of this paragraph, or anywhere in the United


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      States or outside of the United States, directly or indirectly, owns, manages, operates, joins or controls, or participates in the ownership, management, operation or control of, or becomes a director or an employee of, or a consultant to, any person, firm, or corporation which competes with the Employer; provided, however, that the provisions of this Article
      10.5 shall not apply to investments by the Participant in shares of stock traded on a national securities exchange or on the national over-the-counter market which shall have an aggregate market value, at the time of acquisition, of less than two percent (2%) of the outstanding shares of such stock. A Participant shall be obligated to give the Employer at least sixty (60) days' prior written notice, by registered or certified mail, postage prepaid, addressed to the Secretary, Hubbell Incorporated, 584 Derby Milford Road, Orange, Connecticut 06477, of his intention, directly or indirectly, to own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or become a director or an employee of, or a consultant to, any person, firm, or corporation following which, within a period of sixty
      (60) days from its receipt of such notice, the Employer will mail to the Participant by registered or certified mail, postage prepaid, a statement of its opinion as to whether said intention of the Participant violates this Article 10.5.

10.6 Withholding. Payments made by the Employer under this Plan to any Participant, Beneficiary or Spouse shall be subject to such withholding as shall, at the time for such payment, be required under any income tax or other laws, whether of the United States or any other jurisdiction.

10.7 Expenses. All expenses and costs in connection with the operation of this Plan shall be borne by the Employer.

10.8 Governing Law. The provisions of this Plan will be construed according to the laws of the State of Connecticut, excluding the provisions of any such laws that would require the application of the laws of another jurisdiction.

10.9 Gender and Number. The masculine pronoun wherever used herein shall include the feminine gender and the feminine the masculine and the singular number as used herein shall include the plural and the plural the singular unless the context clearly indicates a different meaning.

10.10 Titles and Heading. The titles to articles and headings of sections of this Plan are for convenience of reference, and in case of any conflict, the text of the Plan, rather than such titles and headings, shall control.




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                                   ARTICLE XI
                                CHANGE OF CONTROL

11.1 The provisions of this Article 11 shall become effective immediately upon the occurrence of a Change of Control (as defined in Section 11.2).

11.2  "Change of Control" shall mean any one of the following:

      (a) Continuing Directors (as defined in (e) below) on the Board of Directors no longer constitute at least 2/3 of the Directors (as defined in (f) below);

      (b) Any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934 ("Exchange Act")), together with its affiliates, becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the voting power of the then outstanding securities of the Employer entitled to vote for the election of the Employer's Directors; provided, that this Article XI shall not apply with respect to any holding of securities by (I) the trust under a Trust Indenture dated September 2, 1957 made by Louie
            E. Roche, (II) the trust under a Trust Indenture dated August 23, 1957 made by Harvey Hubbell, and (III) any employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained by the Employer or any affiliate of the Employer;

      (c) The approval by the Employer's stockholders of the merger or consolidation of the Employer with any other corporation, the sale of substantially all of the assets of the Employer, or the liquidation or dissolution of the Employer, unless, in the case of a merger or consolidation, the incumbent Directors in office immediately prior to such merger or consolidation will constitute at least 2/3 of the directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Exchange Act) of such corporation; or

      (d) At least 2/3 of the incumbent Directors in office immediately prior to any other action proposed to be taken by the Employer's stockholders determine that such proposed action, if taken, would constitute a Change of Control of the Employer and such action is taken.

      (e) "Continuing Director" shall mean any individual who is a member of the Employer's Board of Directors on December 9, 1986 or was designated (before such person's initial election as a Director) as a Continuing Director by 2/3 of the then Continuing Directors.



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      (f)   "Director" shall mean any individual who is a member of the
            Employer's Board of Directors on the date the action in question was taken.

      (g) "Change of Control Transaction" shall mean the closing of the transaction constituting the Change of Control, which shall include, for purposes of the events described in Section 11.2(c), above, the consummation of the merger or consolidation approved by the Employer's stockholders.

11.3  A new Section 5.3 is added, as follows:

      "5.3 Change of Control. Notwithstanding any of the foregoing, upon the occurrence of a Change of Control Transaction, unless a Participant (whether current or former), Beneficiary or Spouse (as the case may be) elects otherwise during the period of ten (10) days after notification by the Employer of the signing of any agreement by the Employer that would, upon the consummation of the transactions contemplated therein, result in a Change of Control, all benefits otherwise payable under this Plan to such Participant, Beneficiary or Spouse, as the case may be, shall be paid out in one lump sum no later than thirty (30) days after such Participant's termination of employment with the Employer for any reason, including death, or, if the Participant is in pay status or deceased at the time of the Change of Control, to such Participant or his Beneficiary or Spouse (as the case may be) then receiving benefits no later than thirty
            (30) days after such Change of Control. The amounts to be paid out in such lump sum shall be calculated using the actuarial assumptions set forth on Exhibit A, attached hereto."

11.4  Section 8.1 is deleted and the following is inserted in lieu thereof:

      "The Plan shall be administered by the Compensation Committee which shall have full authority to interpret the Plan, to establish rules and regulations relating to the Plan, to determine the criteria for eligibility to participate in the Plan, to select Participants in the Plan, and to make all other determinations and take all other actions necessary or appropriate for the proper administration of the Plan. No member of the Compensation Committee shall be eligible to participate in the Plan."

11.5  Section 10.2 is deleted and the following is inserted in lieu thereof:



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      "Non-Alienation of Benefits. No Retirement Benefit payable hereunder may be assigned, pledged, mortgaged, or hypothecated and, to the extent permitted by law, no such Retirement Benefit shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same."

11.6  Sections 10.4 and 10.5 are deleted.

11.7  A new Section 10.11 is inserted as follows:

      "Notwithstanding any other provisions of the Plan to the contrary:

            (1) the accrued benefit hereunder of any Participant as of the date of a Change of Control may not be reduced;

            (2) any Service accrued by a Participant as of the date of a Change of Control cannot be reduced;

            (3) no amendment or action of the Compensation Committee which affects any Participant is valid and enforceable without the prior written consent of such Participant; and

            (4) no termination of the Plan shall have the effect of reducing any benefits accrued under the Plan prior to such termination."



---------
Amended, effective June 6, 2002




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                                    EXHIBIT A
                                   ASSUMPTIONS

The assumptions to be used are those specified under Section 417(e) of the Internal Revenue Code of 1986, as amended, which assumptions are the minimum lump sum factors permitted to be used for the calculation of pension benefits under qualified defined benefit plans.

Benefit: Lump sum payment of unreduced benefit deferred to age 55, increased to reflect the 50% joint and survivor form.

Mortality Rates:                The 1983 Group Annuity Mortality (1983 GAM)
                                blend of 50% male and 50% female rates.

Interest Rate:                  10-year treasury rate on the first day of the
                                fourth quarter of the calendar year immediately prior to the date on which the Participant retires or otherwise separates from Service.

Other:                          3.0% annual Social Security wage base increase.
                                2.5% annual CPI increase.
                                5.0% annual salary increase.

Qualified Plan Offset:          Amount actually payable at age 55 (or, if
                                higher, the Participant's actual age as of the date of termination of employment).





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